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Exhibit 10.71

                        AGREEMENT ON EQUITY TRANSFERENCE

                                                                   NO: MYWEB0012

Dated: Dec 25th, 2000

This Agreement on Equity Transference (hereinafter referred to as "The Agreement") is made by and between MYWEBINC.COM (hereinafter referred to as "Party A") and Beijing BE&E Group (hereinafter referred to as "Party B") on the 25th day of December, 2000 with Beijing East Trade Investment Consultant Co. Ltd. as the CONSULTANT.

DEFINITIONS:


1     Before the transference, Myweb Network System (Beijing) Co. Ltd.
      (register code:) is an enterprise wholly owned by foreign investors established in accordance with the laws of the People's Republic of China within the territory of P.R.C. with the status of a legal person. After the transference Myweb Network System (Beijing) Co. Ltd. shall be a Chinese-Foreign Equity Joint-Venture registered in the People's Republic of China in accordance with the laws of the People's Republic of China with the status of a legal person. The name MYWEBCO shall be used to refer to Myweb Network System (Beijing) Co. Ltd. before or after the equity transference throughout the context of this Agreement.


2 MYWEBINC.COM(AMEX:MWB) is a company registered in the United States headquartered in San Francisco, with operational and representative offices in Singapore, Malaysia and China. It is publicly listed in NASDAQ-AMEX with "MWB" as its symbol.

3 Beijing BE&E Group is a company registered in the People's Republic of China headquartered in Beijing. [Register code: 110108142802 (1-1) ]. Its company name in Chinese is:

4 Beijing East Trade Investment Consultant Co. Ltd. is a company registered in the People's Republic of China headquartered in Beijing. [Register code: 1101052146659]. Its company name in Chinese is ________, which is the Consultant on matters concerning the equity transference transaction.

I.    EQUITY TRANSFERENCE

1.1 The payment schedule of Party B shall be as follows: (a) RMB500,000 will be deposited into MYWEBCO's bank account within 5 working days after signing of the Agreement; (b)RMB500,000 will be deposited into MYWEBCO's bank account not later than January 15th, 2001; (c) The remaining RMB2,000,000 will be deposited into MYWEBCO's bank account not later than February 5th , 2001. The total investment of RMB 3,000,000 (3 million RMB) is to


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exchange for 18% of MYWEBCO shares.

1.2 Taking into consideration of the actual value of Party A's assets as well as the positive influence on business of MYWEBCO to be expected from such investment of Party B, Party A consents that Party B gets an extra 4% share from MYBWEBCO as a reward for such contribution. Thus, Party B shall own 22% of MYWEBCO's total share after the RMB3,000,000 of investment.

1.3 Party B reserves the right to increase its investment in MYWEBCO within six months hereafter. The percentage of share in MYWEBCO acquired by such further investment shall still be calculated according to MYWEBCO's registered capital at the time. To note that Party A's share of MYWEBCO shall at all times exceed 55%.


1.4 Party B shall have the option to convert their shares in MYWEBCO after the investment into newly issued capital stock certificates of equivalent value within one year after signing of this Agreement. The investment amount convertible into capital stock certificates shall also include further investment in MYWEBCO by Party B or other eligible investors after the first investment installment referred to herein. The purchase price of the newly issued capital stock certificates is set at the closing price of MYWEBINC.COM stocks one day prior to the signing of this Agreement. The converting exchange rate is set at the selling price of US dollar cash by Bank of China on the day that this Agreement is signed.


1.5 Party B is entitled to transfer its MYWEBCO share to a Third Party, provided that a written consent shall be obtained from Party A in advance and that Party A shall enjoy priority over any other Party or Parties, with the exception of Party B transferring its share in MYWEBCO to the Consultant.

1.6 Within one year after signing of this Agreement Party B or the Consultant are entitled to : a) purchase up to a maximum of ONE million MYWEBINC.COM's newly issued capital stock certificates at a 40% discount based on the weighted moving average price over 21 days prior to the date of purchase. b) purchase an additional ONE million MYWEBINC.COM's newly issued capital stock certificates at a 20% discount based on the weighted moving average price over 21 days prior to the date of purchase. c) after completion of a) and b) purchase an additional 800,000 MYWEBINC.COM's newly issued capital stock certificates at no discount based on the weighted moving average price over 21 days prior to the date of purchase.

1.7 Party A shall guarantee that Party B and the Consultant could exercise their rights as stipulated in Article 1.4 and Article 1.6 within 10 working days after a formal notice is issued to Party A. Within fifteen working days after signing of this Agreement Party A shall provide Party B and the Consultant with a Legal Notification of MyWebInc.Com, in which the procedures for Party B and the Consultant to exercise their rights as per the stipulations of Article 1.4 and
Article 1.6.

II. BOARD OF DIRECTORS

After the investment of Party B is materialized, MYWEBCO shall establish a five-member Board

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of Directors, among which two seats, including the position of the Chairman, are reserved for Party B.

III. After the transference, a general manager nominated by Party A is responsible for the overall management of MYWEBCO.

IV. STATEMENT, GUARANTEE AND UNDERTAKING BY PARTY A

Party A hereby makes the following statement:

4.1  Ownership of the Assets

Upon or before the date of the transaction, Party A is the only legal owner of the benefits of the assets and the said assets are not under any forms of dispute for right of lien, custody, mortgage, right of pledge, or subject to any form of dispute for ownership or claims.

4.2  State of the inventory

All inventories are in good form and conform to safety and environmental standards of PRC. All finished and unfinished products as shown in the books are in good form and ready for sale and are not under any forms of dispute for right of lien, custody, mortgage, right of pledge, or subject to any form of dispute for ownership or claims.

4.3  Business Development

After investment of Part B into MYWEBCO, Party A will make business development strategy in reference of Party B's suggestion. If Party B is able to promote MYWEBCO's business substantially. Party A will consider the possibility of exchanging shares of itself with share of Part B's enterprise to work more closely together.

V. MISCELLANEOUS

5.1 Law of Agreement

The validity, construction and performance of this Agreement shall be governed by the laws of the People's Republic of China. Party A shall be responsible of procedures concerning state changing of MYWEBCO and equity transference to Party B according to laws concerned. Party A and Party B confirm that their activities concerning the equity transference are lawful and Party B shall provide documents necessary for equity transference and changing the state of MYWEBCO in 5 working days on Party A's request.

5.2 Consisting Parts of the Agreement

All agreements necessary for the transaction are totally included in this agreement (including attachments that are inseparable part of the agreement).

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5.3  Schedule

Party A shall acknowledge the schedule of making the equity transference and relevant state changing of MYWEBCO in written form to Party B.

5.4  Violation of the Agreement

Any party concerned that violates the agreement has the responsibility of repaying other parties for any direct or indirect loss and diminishing of expected returns due to the violation in the form of reparations. And an indemnity of RMB 300,000 is payable to other parties concerned by the Party that signs the agreement but fails to perform responsibilities stipulated in the agreement.

5.5  Solution of Disputes

In case any party concerned cannot agree on an article of the agreement, the dispute(s) should be presented to China International Economic & Trade Arbitration Committee (hereinafter CIETAC) for arbitrage according to principles of CIETAC. The arbitrage should be made in Beijing, and working language during the arbitrage activity should be Chinese and English.

5.6  Waiving of Rights and Modification of the Agreement

Any modification of the Agreement should be made in light of signed documents by the three parties concerned, and waiving of rights and interests in articles of the agreement shall be made in a written statement signed by the party that waives those rights.

5.7  Language

This agreement is written in English and in Chinese. And the articles in both languages are equally authentic and effective. All parties confirm that articles in both languages are all read and of the same content.


5.8 This agreement has six original documents with three in Chinese and three in English. Each party signing the agreement possesses two Chinese ones and two English ones.


5.9 The agreement is valid on the date shown on the first page of the agreement when lawful representatives of the three parties concerned sign it.

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PARTY A : MYWEB INC.COM

REPRESENTATIVE: Stamped & Signed


PARTY B : BEIJING BE&E GROUP

REPRESENTATIVE: Stamped & Signed


THE CONSULTANT: BEIJING EAST TRADE CONSULTANT CO.LTD.

REPRESENTATIVE: Stamped & Signed